Exhibit 23.1

KPMG Audit A division of KPMG S.A. TOUR EQHO 2, Avenue Gambetta CS60055 – 92066 Paris La Défense France	ERNST & YOUNG Audit 1/2, place des Saisons 92400 Courbevoie Paris–La Défense 1

TOTAL S.A.

Consent of Independent Registered Public Accounting Firms

TOTAL S.A.

2, place Jean Millier - La Défense 6

92400 Courbevoie

This report contains 2 pages

Consent of Independent Registered Public Accounting Firms

We consent to the incorporation by reference in this Registration Statement (Form F-3) of:

(i)	our report dated March 14, 2018, with respect to the consolidated balance sheets of TOTAL S.A. and its subsidiaries as of December 31, 2017, 2016 and 2015, and the related consolidated statements of income, comprehensive income, cash flows and changes in shareholders’ equity for each of the three years in the period ended December 31, 2017, and

(ii)	our report dated March 14, 2018, with respect to the effectiveness of TOTAL S.A. and its subsidiaries’ internal control over financial reporting as of December 31, 2017,

which reports appear in the Annual Report on Form 20-F of TOTAL S.A. for the year ended December 31, 2017 filed with the Securities and Exchange Commission.

We also consent to the references to our firms under the heading “Experts” in this Registration Statement and under the heading “Selected Financial Data” in the Annual Report on Form 20-F of TOTAL S.A. for the year ended December 31, 2017, which is incorporated by reference in this Registration Statement.

Paris-La Défense, April 17, 2018

KPMG Audit A division of KPMG S.A.		ERNST & YOUNG Audit

Represented by

/s/ JACQUES-FRANÇOIS LETHU Jacques-François Lethu Partner	/s/ ERIC JACQUET Eric Jacquet Partner	/s/ ERNST & YOUNG AUDIT ERNST & YOUNG Audit